Exhibit 99.1

CONSOLIDATED WATER CO. LTD.

REPORTS FULL YEAR 2017 RESULTS and

ANNOUNCES RECORD AND MEETING DATES FOR 2018 SHAREHOLDERS’ MEETING

— Equity Funding in Place for Rosarito Project —

•	Full Year 2017 Total Revenues Increased 7.7% and Amounted to $62.3 Million; Gross Profit of $25.4 Million, Increased 4.9% from Prior Year
•	Net Income Attributable to Consolidated Water Stockholders Was $6.1 Million, or $0.41 per Fully Diluted Share, Inclusive of $3 Million Expense Related to the Rosarito Project
•	Operating Cash Flow of $13.6 Million
•	Cash and Cash Equivalents of $47.2 million

GEORGE TOWN, Cayman Islands, March 19, 2018 — Consolidated Water Co. Ltd. (NASDAQ: CWCO), a leading developer and operator of seawater desalination plants, reported financial and operating results for its fiscal year ended December 31, 2017.

Management Commentary

President and CEO Rick McTaggart commented: “2017 was a year of continued progress for us. We extended several water supply contracts, benefitted from a considerable improvement in our manufacturing operations and made substantial headway on our Rosarito project.”

“Gross profit increased for the year, thanks to improved results from our Bulk and Manufacturing operations, which more than offset slight year-on-year declines in our Retail and Services segments. We also continued to expend funds in 2017 to develop the Rosarito project. These expenses amounted to $3 million and will no longer be required once we close on the project and commence construction.”

“We continued to generate healthy cash flows from operations and gained greater visibility on long-term cash flows over the course of the year. These factors, together with our expectation that development funding commitments for the Rosarito project will end in the near future, were contributing factors to our Board of Directors’ decision to increase our quarterly dividend to $0.085 per share from $0.075 per share.”

2017 Financial Results

Total revenues for 2017 were $62.3 million, an increase of $4.4 million from the $57.9 million reported for the full year 2016. Gross profit amounted to $25.4 million, up 4.9% from $24.3 million last year. Inclusive of $3 million Rosarito-related expense, net income attributable to Consolidated Water stockholders was $6.1 million, or $0.41 per fully diluted share, an increase of 55.1% from the $4.0 million, or $0.27 per fully diluted share, earned in 2016.

Net cash provided by operating activities for 2017 was $13.6 million, a 74% increase when compared to last year’s $7.8 million. Capital expenditures were $4.6 million. Cash and cash equivalents increased to $47.2 million as of December 31, 2017.

Segment Results

Year Ended December 31, 2017
	Retail	Bulk	Services	Manufacturing
Revenues	$23,225,066	$31,621,756	$469,347	$6,990,496
Cost of revenues	$10,372,199	$21,066,207	$469,797	$4,963,962
Gross profit	$12,852,867	$10,555,549	($450)	$2,026,534

Year Ended December 31, 2016
	Retail	Bulk	Services	Manufacturing
Revenues	$23,505,619	$29,647,034	$835,770	$3,887,284
Cost of revenues	$10,294,298	$19,488,550	$751,139	$3,090,834
Gross profit	$13,211,321	$10,158,484	$84,631	$796,450

Summary and Outlook

“We ended 2017 in a strong financial position, reflecting the steady operating performance of our core water operations and year-on-year improvement in our manufacturing segment. The equity partnership agreement that we completed in early March of this year with SUEZ, a global leader in water treatment, and Greenfield, an affiliate of a leading U.S. asset management firm, represents a critical milestone in the development of our Rosarito project. This enterprise will encompass one of the largest desalination plants in the Western Hemisphere, providing needed water to a water stressed region of North America. With capacity of up to 100 million gallons per day upon completion of Phase 2, Rosarito is a transformative project for our company as its capacity will be greater than that of our existing portfolio,” Mr. McTaggart concluded.

Annual General Meeting of Shareholders

The Company announced that it has set Tuesday, May 22, 2018 as the date of its annual meeting of shareholders to be held at 10:00 am, local time, at The Westin Grand Cayman Seven Mile Beach Resort & Spa in Grand Cayman. Holders of record of the Company’s stock as of March 19, 2018 will be entitled to vote at the meeting.

Investor Conference Call

The Company will host a conference call at 11:00 a.m. Eastern Time (EDT) on Monday, March 19, 2018 to review the Company's operating results for the fourth quarter and full year of 2017, along with other relevant topics of interest. Shareholders and other interested parties may participate in the conference call by dialing 844-875-6913 (international participants dial 412-317-6709) and requesting participation in the "Consolidated Water Company Call" a few minutes before 11:00 a.m. EDT on Monday, March 19, 2018.

A replay of the conference call will be available one hour after the call through Monday, March 26, 2018 at 9:00 a.m. EDT by dialing 877-344-7529 (international participants dial 412-317-0088) and entering the conference ID # 10117813.

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates seawater desalination plants and water distribution systems in areas of the world where naturally occurring supplies of potable water are scarce. The Company operates water production and/or distribution facilities in the Cayman Islands, Belize, the British Virgin Islands, The Commonwealth of The Bahamas, and Bali, Indonesia. The Company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment in the United States.

Consolidated Water Co. Ltd. is headquartered in George Town, Grand Cayman, in the Cayman Islands. The Company’s ordinary (common) stock is traded on the NASDAQ Global Select Market under the symbol “CWCO”. Additional information on the Company is available on its website at http://www.cwco.com.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “intend”, “expect”, “should” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products and services in the marketplace, changes in its relationships with the governments of the jurisdictions in which it operates, the outcome of its negotiations with the Cayman government regarding a new retail license agreement, its ability to successfully secure contracts for water projects, including the project under development in Baja California, Mexico, its ability to develop and operate such projects profitably, and its ability to manage growth and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (“SEC”).

By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact our investor relations firm, AdvisIRy Partners:

Lynn Morgen: (212) 223 4147 lynn.morgen@advisiry.com

Eric Prouty: (212) 750 5800 eric.prouty@advisiry.com

Viktoriia Nakhla: (646) 625-4800 vicky.nakhla@advisiry.com

(Financial Highlights Follow)

CONSOLIDATED WATER CO. LTD.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$47,182,966	$39,254,116
Accounts receivable, net	15,047,846	16,500,798
Inventory	1,744,445	2,305,879
Prepaid expenses and other current assets	1,077,257	1,096,200
Current portion of loans receivable	1,400,448	1,633,588
Costs and estimated earnings in excess of billings	238,435	85,211
Total current assets	66,691,397	60,875,792
Property, plant and equipment, net	50,525,064	53,084,105
Construction in progress	1,823,284	885,494
Inventory, non-current	4,758,973	4,606,088
Loans receivable	734,980	2,135,428
Investment in OC-BVI	2,783,882	4,086,630
Goodwill	8,384,248	9,784,248
Land held for development	20,558,424	20,558,424
Intangible assets, net	3,765,434	5,195,476
Other assets	5,455,209	2,392,843
Total assets	$165,480,895	$163,604,528

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and other current liabilities	$5,662,448	$4,898,908
Dividends payable	1,281,612	1,187,214
Note payable to related party	686,000	490,000
Billings in excess of costs and estimated earnings	1,258	102,966
Total current liabilities	7,631,318	6,679,088
Deferred tax liability	1,024,893	1,915,241
Other liabilities	803,307	904,827
Total liabilities	9,459,518	9,499,156
Commitments and contingencies
Equity
Consolidated Water Co. Ltd. stockholders' equity
Redeemable preferred stock, $0.60 par value. Authorized 200,000 shares; issued and outstanding 33,488 and 35,225 shares, respectively	20,093	21,135
Class A common stock, $0.60 par value. Authorized 24,655,000 shares; issued and outstanding 14,918,869 and 14,871,664 shares, respectively	8,951,321	8,922,998
Class B common stock, $0.60 par value. Authorized 145,000 shares; none issued	-	-
Additional paid-in capital	86,405,387	85,621,033
Retained earnings	53,105,196	51,589,337
Cumulative translation adjustment	(549,555)	(549,555)
Total Consolidated Water Co. Ltd. stockholders' equity	147,932,442	145,604,948
Non-controlling interests	8,088,935	8,500,424
Total equity	156,021,377	154,105,372
Total liabilities and equity	$165,480,895	$163,604,528

CONSOLIDATED WATER CO. LTD.

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2017	2016	2015
Retail revenues	$23,225,066	$23,505,619	$23,254,757
Bulk revenues	31,621,756	29,647,034	31,854,255
Services revenues	469,347	835,770	2,007,190
Manufacturing revenues	6,990,496	3,887,284	-
Total revenues	62,306,665	57,875,707	57,116,202

Cost of retail revenues	10,372,199	10,294,298	10,543,972
Cost of bulk revenues	21,066,207	19,488,550	21,634,789
Cost of services revenues	469,797	751,139	1,629,221
Cost of manufacturing revenues	4,963,962	3,090,834	-
Total cost of revenues	36,872,165	33,624,821	33,807,982
Gross profit	25,434,500	24,250,886	23,308,220
General and administrative expenses	19,072,979	18,677,584	14,840,156
Long-lived asset impairment and disposition losses, net	3,040,158	3,435,619	32,566
Income from operations	3,321,363	2,137,683	8,435,498

Other income (expense):
Interest income	380,563	609,750	1,013,252
Interest expense	(6,806)	(104,048)	(269,090)
Profit sharing income from OC-BVI	46,575	125,550	105,300
Equity in the earnings of OC-BVI	127,802	337,809	294,368
Impairment loss on investment in OC-BVI	-	(925,000)	(1,060,000)
Net unrealized gain (loss) on put/call options	960,000	(297,000)	-
Other	14,099	356,512	(593,834)
Other income (expense), net	1,522,233	103,573	(510,004)
Income before income taxes	4,843,596	2,241,256	7,925,494
Provision for (benefit from) income taxes	(888,977)	(536,057)	-
Net income	5,732,573	2,777,313	7,925,494
Income (loss) attributable to non-controlling interests	(411,489)	(1,183,188)	406,793
Net income attributable to Consolidated Water Co. Ltd. stockholders	$6,144,062	$3,960,501	$7,518,701

Basic earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders	$0.41	$0.27	$0.51

Diluted earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders	$0.41	$0.27	$0.51

Dividends declared per common share	$0.31	$0.30	$0.30

Weighted average number of common shares used in the determination of:
Basic earnings per share	14,896,944	14,809,909	14,741,748
Diluted earnings per share	15,006,681	14,944,028	14,827,755